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Hilton Worldwide Reports Fourth Quarter and Full Year 2015 Results: Exceeds High End of Adjusted EBITDA Guidance, Announces Intention to Spin off Real Estate and Timeshare Businesses

MCLEAN, Va. (February 26, 2016) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2015 results. Highlights include:

•
EPS for the fourth quarter, adjusted for special items, increased 29 percent from the prior year to $0.22 and increased 17 percent to $0.81 for the full year; without adjustments, EPS was $0.82 for the fourth quarter and $1.42 for the full year

•	Net income attributable to Hilton stockholders was $814 million for the fourth quarter and $1,404 million for the full year

•	Adjusted EBITDA for the fourth quarter increased 7 percent from the prior year to $745 million and increased 13 percent to $2,879 million for the full year

•	Management and franchise fees for the fourth quarter increased 12 percent from the prior year to $428 million and increased 15 percent to $1,691 million for the full year

•	System-wide comparable RevPAR increased 3.7 percent and 5.4 percent for the fourth quarter and full year 2015, respectively, on a currency neutral basis

•	Net unit growth was 43,000 rooms, or 6.6 percent addition to managed and franchised rooms, in 2015, including more than 13,000 rooms in the fourth quarter

•
Approved nearly 28,000 rooms for development in the fourth quarter and over 100,000 rooms during the full year, growing development pipeline to approximately 275,000 rooms, including rooms approved but not yet signed, as of December 31, 2015

•	Reduced long-term debt by $1.0 billion during 2015, including $233 million of prepayments during the fourth quarter

•	Full year 2016 RevPAR expected to increase between 3.0 percent and 5.0 percent and Adjusted EBITDA expected to be between $3,020 million and $3,100 million

•	Announced intention to spin off real estate and timeshare businesses

Overview

For the three months ended December 31, 2015, earnings per share ("EPS") was $0.82 compared to $0.16 for the three months ended December 31, 2014, and EPS, adjusted for special items, was $0.22 for the three months ended December 31, 2015 compared to $0.17 for the three months ended December 31, 2014. Special items in the fourth quarter of 2015 were primarily related to a $640 million deferred tax benefit resulting from transactions involving the conversion of certain U.S. subsidiaries from corporations to limited liability companies and the election to disregard certain foreign subsidiaries for U.S. Federal income tax purposes. Adjusted EBITDA increased 7 percent to $745 million for the three months ended December 31, 2015 compared to $699 million for the three months ended December 31, 2014, and net income attributable to Hilton stockholders was $814 million for the three months ended December 31, 2015 compared to $158 million for the three months ended December 31, 2014.

For the full year 2015, EPS was $1.42 compared to $0.68 for the year ended December 31, 2014, and EPS, adjusted for special items, was $0.81 for the full year 2015 compared to $0.69 for the year ended December 31, 2014. Adjusted EBITDA increased 13 percent to $2,879 million for the full year 2015 compared to $2,550 million for the year ended December 31, 2014, and net income attributable to Hilton stockholders was $1,404 million for the full year 2015 compared to $673 million for the year ended December 31, 2014.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We are pleased to report strong results with Adjusted EBITDA exceeding the high end of our guidance for the quarter and the full year. In 2015, we entered our 100th country and territory and our distinct, market-leading brands continued to deliver accelerating organic growth, with 50,000 new rooms opened and over 100,000 new rooms approved in the year.

"Last month we launched our 13th brand, Tru by Hilton, an innovative midscale brand that already has commitments for 163 properties and is set to further strengthen our brand portfolio and continue to grow our development pipeline, which is already the largest in the industry," Nassetta added.

"Looking ahead, expected economic growth should drive continued performance, with global RevPAR expected to increase 3 to 5 percent, coupled with accelerating net unit growth, should drive strong Adjusted EBITDA growth.

"Later this year, we also intend to enhance long-term shareholder value by spinning off the bulk of our real estate business as a publicly traded REIT and by spinning our timeshare business as a separate publicly traded company."

Segment Highlights

Management and Franchise

Management and franchise fees were $428 million in the fourth quarter of 2015, an increase of 12 percent compared to the same period in 2014. RevPAR at comparable managed and franchised hotels in the fourth quarter increased 3.7 percent on a currency neutral basis (a 2.1 percent increase in actual dollars) compared to the same period in 2014.

During the full year 2015, management and franchise fees were $1,691 million, an increase of over 15 percent compared to the full year 2014. RevPAR at comparable managed and franchised hotels for the full year 2015 increased 5.5 percent on a currency neutral basis (a 3.7 percent increase in actual dollars) compared to the full year 2014. The increase in RevPAR at comparable managed and franchised hotels and new units yielded continued fee growth during 2015.

Ownership

Revenues from the ownership segment were $1,068 million in the fourth quarter of 2015, and ownership segment Adjusted EBITDA was $275 million, an increase of 5 percent(1) from the fourth quarter of 2014. Adjusted EBITDA margin(1)(2) increased 153 basis points. RevPAR at comparable hotels in the ownership segment increased 3.6 percent on a currency neutral basis (a 0.3 percent decrease in actual dollars) in the fourth quarter of 2015 compared to the same period in 2014, led by an increase in RevPAR of 4.0 percent on a currency neutral basis (a 5.2 percent decrease in actual dollars) at comparable ownership segment hotels outside of the United States.

For the full year 2015, revenues from the ownership segment were $4,262 million, and ownership segment Adjusted EBITDA was $1,064 million, an increase of 8 percent(1) from 2014. Adjusted EBITDA margin(1)(2) increased 166 basis points. RevPAR at comparable hotels in the ownership segment increased 4.8 percent on a currency neutral basis (a 0.2 percent decrease in actual dollars) for the full year 2015 compared to 2014, led by an increase in RevPAR of 5.5 percent on a currency neutral basis (a 6.7 percent decrease in actual dollars) at comparable ownership segment hotels outside of the United States. RevPAR at comparable ownership segment hotels in the United States increased 4.5 percent.
____________

(1)
Excluding $9 million of Adjusted EBITDA in the fourth quarter of 2014 and $12 million and $28 million of Adjusted EBITDA for the full years of 2015 and 2014, respectively, related to the Hilton Sydney.

(2)
Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues. Excluding $24 million of revenues in the fourth quarter of 2014 and $38 million and $89 million of revenues for the full years of 2015 and 2014, respectively, related to the Hilton Sydney.

Timeshare

Timeshare segment revenue for the fourth quarter of 2015 was $334 million and timeshare Adjusted EBITDA was $93 million. For the full year 2015, timeshare segment revenue was $1,308 million, an increase of 12 percent from 2014, and timeshare Adjusted EBITDA was $352 million, an increase of 4 percent. Overall timeshare sales volume for the year increased 18 percent from 2014, driven by increased tour flow of 10 percent and increased net volume per guest of 8 percent. Commissions recognized from the sale of third-party developed timeshare intervals increased $136 million, or 75 percent, in 2015 compared to 2014, resulting from higher sales volume, and sales revenue on owned inventory decreased $21 million. Resort operations revenue increased $12 million, or 6 percent, compared to 2014.

During the three months and year ended December 31, 2015, 62 percent and 66 percent of intervals sold were developed by third parties, respectively. Hilton Worldwide's overall supply of timeshare intervals as of December 31, 2015 was approximately 134,000 intervals, or over six years at current sales pace, of which approximately 114,000, or 85 percent, were developed by third parties.

Development

During the fourth quarter of 2015, Hilton Worldwide expanded to 100 countries and territories with the opening of the Hilton N'Djamena in Chad, totaling 94 hotel openings in the quarter. In the quarter, Hilton Worldwide achieved net unit growth of more than 13,000 rooms, and 31 percent of gross openings were conversions from non-Hilton brands. During the year ended December 31, 2015, Hilton opened 320 hotels with more than 50,000 rooms and achieved net unit growth of 43,000 rooms, a 6.6 percent addition to the managed and franchised portfolio in 2015, making it the largest global hotel company(3) as of December 31, 2015, based on rooms.

As of December 31, 2015, Hilton Worldwide had the largest rooms pipeline in the lodging industry(4), with over 266,000 rooms at 1,616 hotels throughout 85 countries and territories, including 31 countries and territories where Hilton Worldwide does not currently have any open hotels. Approximately 142,000 rooms, or more than half of the pipeline, were located outside of the United States. Additionally, over half of the pipeline was under construction. At over 19 percent, Hilton Worldwide also has the largest share of rooms under construction globally(4). Including rooms approved but not yet signed, Hilton Worldwide's pipeline totaled approximately 275,000 rooms. All of the development pipeline is in the capital-light management and franchise segment.

Hilton Worldwide's continued global expansion has been achieved completely through organic growth with very little capital investment. Each category, luxury, full service, focused service and all suites, has record pipelines, and Hilton Worldwide has targeted new market segments through organically launched brands, including Canopy by Hilton, Curio - A Collection by Hilton and Home2 Suites by Hilton, which together include a total of 91 open hotels and 391 in the pipeline or in various states of approval, as of December 31, 2015. Additionally, in January 2016, Hilton Worldwide launched its newest brand, Tru by Hilton, an innovative midscale brand debuting with commitments for 163 properties(5), which is expected to add meaningfully to the development pipeline going forward.
____________

(3)	Source: Smith Travel Research, Inc. ("STR") Global Census, January 2016 (adjusted to December 2015).

(4)	Source: STR Global New Development Pipeline (December 2015).

(5)	As of February 16, 2016.

Balance Sheet and Liquidity

For the full year 2015, Hilton Worldwide reduced its long-term debt by nearly $1 billion, including $100 million of voluntary prepayments on its senior secured term loan facility and $133 million of prepayments on its commercial mortgage-backed securities loan and other mortgage debt in the fourth quarter.

As of December 31, 2015, Hilton had $9.8 billion of outstanding indebtedness with a weighted average interest rate of 4.3 percent, excluding $726 million of non-recourse debt.

Total cash and cash equivalents were $856 million as of December 31, 2015, including $247 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of December 31, 2015.

During the fourth quarter of 2015, Hilton Worldwide paid a quarterly cash dividend of $0.07 per share on shares of its common stock, for a total of $69 million bringing total cash dividends in 2015 to $138 million. Hilton Worldwide announced a regular quarterly cash dividend of $0.07 per share of common stock to be paid on or before March 31, 2016 to stockholders of record of its common stock as of the close of business on March 18, 2016.

Outlook

Hilton Worldwide will disclose more details of the proposed timeshare and real estate transactions upon the filing of appropriate registration statements with the Securities and Exchange Commission ("SEC"), including financial and other details. The transactions are subject to execution of intercompany agreements, arrangement of adequate financing facilities, the effectiveness of the registration statements, final approval by Hilton's Board of Directors and other customary conditions. The spin-off transactions will not require a shareholder vote. The spin-offs are expected to be completed by year end but there can be no assurance regarding the ultimate timing of the spin-offs or that either or both of the spin-offs will ultimately occur. The following outlook does not include the effects of the spin-offs.

Full Year 2016

•
System-wide RevPAR is expected to increase between 3.0 percent and 5.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 3.0 percent and 5.0 percent on a comparable and currency neutral basis as compared to 2015.

•	Adjusted EBITDA is projected to be between $3,020 million and $3,100 million.

•	Management and franchise fees are projected to increase approximately 7 percent to 9 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $370 million and $390 million.

•	Corporate expense and other is projected to be between $240 million and $250 million.

•	Diluted EPS, adjusted for special items, is projected to be between $0.92 and $0.98.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $400 million and $450 million.

•	Net unit growth is expected to be approximately 45,000 rooms to 50,000 rooms.

•	Cash available for debt reduction and capital return is expected to be between $800 million and $1 billion.

First Quarter 2016

•	System-wide RevPAR is expected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis compared to the first quarter of 2015.

•	Adjusted EBITDA is expected to be between $630 million and $650 million.

•	Management and franchise fees are expected to increase approximately 2 percent to 4 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.15 and $0.17.

Conference Call

Hilton Worldwide will host a conference call to discuss fourth quarter and full year 2015 financial results on February 26, 2016 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 0824669. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 or 1-412-317-0088 using the replay access code 10079673.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources, the planned spin-offs and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States, risks related to our proposed spin-offs and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC, as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including by Hilton's Form 10-K for the fiscal year ended December 31, 2015 which is expected to be filed on or about the date of this press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margin, Net debt and Net debt to Adjusted EBITDA ratio. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, comprised of more than 4,600 managed, franchised, owned and leased hotels and timeshare properties, with more than 758,000 rooms in 100 countries and territories. For 96 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where HHonors members can check-in, choose their room and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide, www.linkedin.com/company/hilton-worldwide and www.instagram.com/hiltonworldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
Owned and leased hotels	$1,059	$1,098	$4,233	$4,239
Management and franchise fees and other	407	371	1,601	1,401
Timeshare	334	321	1,308	1,171
	1,800	1,790	7,142	6,811
Other revenues from managed and franchised properties	1,056	1,038	4,130	3,691
Total revenues	2,856	2,828	11,272	10,502

Expenses
Owned and leased hotels	785	832	3,168	3,252
Timeshare	224	203	897	767
Depreciation and amortization	173	158	692	628
Impairment loss	9	—	9	—
General, administrative and other	118	142	611	491
	1,309	1,335	5,377	5,138
Other expenses from managed and franchised properties	1,056	1,038	4,130	3,691
Total expenses	2,365	2,373	9,507	8,829

Gain on sales of assets, net	—	—	306	—

Operating income	491	455	2,071	1,673

Interest income	8	2	19	10
Interest expense	(144)	(151)	(575)	(618)
Equity in earnings from unconsolidated affiliates	1	3	23	19
Gain (loss) on foreign currency transactions	(20)	(15)	(41)	26
Other gain (loss), net	5	(1)	(1)	37

Income before income taxes	341	293	1,496	1,147

Income tax benefit (expense)	475	(134)	(80)	(465)

Net income	816	159	1,416	682
Net income attributable to noncontrolling interests	(2)	(1)	(12)	(9)
Net income attributable to Hilton stockholders	$814	$158	$1,404	$673

Weighted average shares outstanding
Basic	987	985	986	985
Diluted	990	987	989	986

Earnings per share
Basic	$0.82	$0.16	$1.42	$0.68
Diluted	$0.82	$0.16	$1.42	$0.68

Cash dividends declared per share	$0.07	$—	$0.14	$—

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014(1)	2015	2014(1)
Management and franchise(2)	$428	$383	$1,691	$1,468
Ownership(2)(3)(4)(5)	275	271	1,064	1,000
Timeshare(2)(3)	93	104	352	337
Corporate and other(4)	(51)	(59)	(228)	(255)
Adjusted EBITDA(6)	$745	$699	$2,879	$2,550
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
Includes management, royalty and intellectual property fees of $32 million and $27 million for the three months ended December 31, 2015 and 2014, respectively, and $131 million and $113 million for the years ended December 31, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the consolidated financial statements. Also includes a licensing fee of $12 million and $11 million for the three months ended December 31, 2015 and 2014, respectively, and $43 million and $44 million for the years ended December 31, 2015 and 2014, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the consolidated financial statements. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the management and franchise segment and an expense to the ownership and timeshare segments.

(3)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the consolidated financial statements. These charges totaled $8 million and $7 million for the three months ended December 31, 2015 and 2014, respectively, and $25 million and $28 million for the years ended December 31, 2015 and 2014, respectively. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the ownership segment and an expense to the timeshare segment.

(4)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business, part of the corporate and other operations, of $1 million and $3 million for the three months ended December 31, 2015 and 2014, respectively, and $7 million and $9 million for the years ended December 31, 2015 and 2014, respectively. Also includes other intercompany charges of $1 million for the three months ended December 31, 2015 and 2014 and $4 million for the years ended December 31, 2015 and 2014.

(5)	Includes unconsolidated affiliate Adjusted EBITDA.

(6)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	70.8%	0.3%	pts.	$137.76	3.4%	$97.55	3.8%
Europe	75.4	0.4		155.53	4.4	117.34	5.0
Middle East & Africa	64.5	(1.7)		153.80	(6.4)	99.25	(8.8)
Asia Pacific	70.6	2.1		142.87	3.5	100.88	6.7
System-wide	71.0	0.3		139.91	3.2	99.30	3.7

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	76.0%	1.0%	pts.	$139.56	3.8%	$106.08	5.3%
Europe	77.0	1.7		154.81	3.7	119.24	6.1
Middle East & Africa	66.0	2.3		153.91	(1.9)	101.53	1.7
Asia Pacific	68.8	5.0		140.82	1.3	96.85	9.3
System-wide	75.4	1.3		141.19	3.6	106.51	5.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	62.2%	(0.3)%	pts.	$278.59	2.8%	$173.35	2.4%
Conrad Hotels & Resorts	72.7	3.1		258.77	3.8	188.09	8.4
Hilton Hotels & Resorts	72.8	0.3		165.49	2.9	120.53	3.3
DoubleTree by Hilton	70.7	0.5		135.75	3.7	95.94	4.5
Embassy Suites by Hilton	74.2	0.8		151.07	4.0	112.08	5.2
Hilton Garden Inn	70.7	0.2		127.85	3.2	90.41	3.5
Hampton by Hilton	68.6	0.2		115.36	2.9	79.11	3.2
Homewood Suites by Hilton	74.3	(0.2)		127.88	3.3	95.01	3.0
Home2 Suites by Hilton	72.3	1.5		114.09	4.4	82.44	6.7
System-wide	71.0	0.3		139.91	3.2	99.30	3.7

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	66.1%	2.5%	pts.	$272.46	1.9%	$180.11	6.0%
Conrad Hotels & Resorts	70.6	5.2		249.50	—	176.17	8.0
Hilton Hotels & Resorts	75.9	1.5		165.44	3.2	125.53	5.3
DoubleTree by Hilton	74.4	1.2		135.76	4.2	101.05	5.9
Embassy Suites by Hilton	78.9	1.2		155.63	4.6	122.73	6.1
Hilton Garden Inn	76.1	0.9		130.09	3.6	98.98	4.8
Hampton by Hilton	74.2	1.4		118.52	3.3	87.95	5.3
Homewood Suites by Hilton	79.6	0.6		131.33	4.3	104.48	5.1
Home2 Suites by Hilton	78.2	3.0		114.74	4.4	89.73	8.6
System-wide	75.4	1.3		141.19	3.6	106.51	5.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	75.6%	0.1%	pts.	$188.33	3.4%	$142.37	3.6%
U.S.	77.5	—		203.97	3.3	158.17	3.3
International (non-U.S.)	73.3	0.3		168.52	3.6	123.48	4.0

Management and franchise	70.5	0.3		134.88	3.2	95.12	3.7
U.S.	70.5	0.3		134.14	3.4	94.60	3.9
International (non-U.S.)	70.6	0.4		138.26	2.4	97.55	2.9

System-wide	71.0	0.3		139.91	3.2	99.30	3.7
U.S.	70.9	0.3		138.75	3.3	98.44	3.8
International (non-U.S.)	71.1	0.3		144.44	2.7	102.69	3.2

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	78.7%	1.4%	pts.	$186.48	2.9%	$146.71	4.8%
U.S.	81.8	1.1		199.73	3.1	163.34	4.5
International (non-U.S.)	75.0	1.9		169.20	2.9	126.84	5.5

Management and franchise	75.1	1.3		136.60	3.6	102.61	5.5
U.S.	75.8	1.0		136.19	3.9	103.26	5.3
International (non-U.S.)	71.9	2.7		138.56	2.6	99.61	6.5

System-wide	75.4	1.3		141.19	3.6	106.51	5.4
U.S.	76.2	1.0		140.31	3.8	106.89	5.2
International (non-U.S.)	72.5	2.5		144.84	2.6	105.01	6.3
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$90	$86	4	4.7
Incentive fees(2)	41	38	3	7.9
Total base and incentive fees	131	124	7	5.6
Other management fees(3)	7	10	(3)	(30.0)
Total management fees	138	134	4	3.0
Franchise fees(4)	290	249	41	16.5
Total management and franchise fees	428	383	45	11.7
Other revenues(5)	24	29	(5)	(17.2)
Intersegment fees elimination(1)(2)(4)(5)	(45)	(41)	(4)	9.8
Management and franchise fees and other revenues	$407	$371	36	9.7

	Year Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$347	$331	16	4.8
Incentive fees(2)	148	137	11	8.0
Total base and incentive fees	495	468	27	5.8
Other management fees(3)	31	29	2	6.9
Total management fees	526	497	29	5.8
Franchise fees(4)	1,165	971	194	20.0
Total management and franchise fees	1,691	1,468	223	15.2
Other revenues(5)	91	99	(8)	(8.1)
Intersegment fees elimination(1)(2)(4)(5)	(181)	(166)	(15)	9.0
Management and franchise fees and other revenues	$1,601	$1,401	200	14.3
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $31 million and $28 million for the three months ended December 31, 2015 and 2014, respectively, and $121 million and $109 million for the years ended December 31, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the consolidated financial statements.

(2)
Includes management, royalty and intellectual property fees of $1 million and $(1) million for the three months ended December 31, 2015 and 2014, respectively, and $10 million and $4 million for the years ended December 31, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the consolidated financial statements.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee earned from the timeshare segment of $12 million and $11 million for the three months ended December 31, 2015 and 2014, respectively, and $43 million and $44 million for the years ended December 31, 2015 and 2014, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $1 million and $3 million for the three months ended December 31, 2015 and 2014, respectively, and $7 million and $9 million for the years ended December 31, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$243	$235	8	3.4
Resort operations	55	54	1	1.9
Financing and other	36	32	4	12.5
	$334	$321	13	4.0

Operating Expenses
Timeshare sales	$169	$157	12	7.6
Resort operations	36	30	6	20.0
Financing and other	19	16	3	18.8
	$224	$203	21	10.3

	Year Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$959	$844	115	13.6
Resort operations	207	195	12	6.2
Financing and other	142	132	10	7.6
	$1,308	$1,171	137	11.7

Operating Expenses
Timeshare sales	$701	$586	115	19.6
Resort operations	130	123	7	5.7
Financing and other	66	58	8	13.8
	$897	$767	130	16.9

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of December 31, 2015

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,148	8	5,523	—	—	12	6,671
Americas (excluding U.S.)	—	—	1	153	1	984	2	1,137
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	3	1,029	—	—	3	1,029
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	707	1	256	4	1,154
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,417	1	636	12	4,053
Hilton Hotels & Resorts
U.S.	25	23,143	40	24,042	173	52,622	238	99,807
Americas (excluding U.S.)	3	1,836	23	7,656	19	5,994	45	15,486
Europe	69	17,927	57	16,650	28	7,879	154	42,456
Middle East & Africa	6	2,276	45	14,186	1	410	52	16,872
Asia Pacific	7	3,380	68	25,652	8	2,982	83	32,014
Curio - A Collection by Hilton
U.S.	1	224	1	998	12	2,679	14	3,901
Americas (excluding U.S.)	—	—	—	—	3	525	3	525
Europe	—	—	—	—	1	278	1	278
DoubleTree by Hilton
U.S.	11	4,264	28	8,276	274	65,848	313	78,388
Americas (excluding U.S.)	—	—	4	785	17	3,283	21	4,068
Europe	—	—	11	3,456	56	9,665	67	13,121
Middle East & Africa	—	—	9	1,874	4	488	13	2,362
Asia Pacific	—	—	41	11,868	2	965	43	12,833
Embassy Suites by Hilton
U.S.	10	2,523	34	9,154	173	39,702	217	51,379
Americas (excluding U.S.)	—	—	3	623	5	1,282	8	1,905
Hilton Garden Inn
U.S.	2	290	4	430	569	77,887	575	78,607
Americas (excluding U.S.)	—	—	7	948	28	4,371	35	5,319
Europe	—	—	18	3,306	27	4,453	45	7,759
Middle East & Africa	—	—	5	1,017	—	—	5	1,017
Asia Pacific	—	—	8	1,329	—	—	8	1,329
Hampton by Hilton
U.S.	1	130	50	6,178	1,927	186,943	1,978	193,251
Americas (excluding U.S.)	—	—	11	1,416	77	9,164	88	10,580
Europe	—	—	10	1,537	30	4,630	40	6,167
Asia Pacific	—	—	—	—	2	374	2	374
Homewood Suites by Hilton
U.S.	—	—	25	2,687	345	38,791	370	41,478
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	71	7,376	71	7,376
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,054	3	957	3	452	9	2,463
Lodging	146	59,463	544	158,848	3,875	533,039	4,565	751,350
Hilton Grand Vacations	—	—	45	7,152	—	—	45	7,152
Total	146	59,463	589	166,000	3,875	533,039	4,610	758,502
____________

(1)	Includes properties owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$77	$72	5	6.9
Timeshare property and equipment	10	9	1	11.1
Corporate and other property and equipment	9	3	6	NM(1)
Total capital expenditures for property and equipment	96	84	12	14.3
Software capitalization costs	24	24	—	—
Contract acquisition costs	10	11	(1)	(9.1)
Expenditures for timeshare inventory net of costs of sales(2)	13	11	2	18.2
Total capital expenditures	$143	$130	13	10.0

	Year Ended
	December 31,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$277	$245	32	13.1
Timeshare property and equipment	17	14	3	21.4
Corporate and other property and equipment	16	9	7	77.8
Total capital expenditures for property and equipment	310	268	42	15.7
Software capitalization costs	62	69	(7)	(10.1)
Contract acquisition costs	37	65	(28)	(43.1)
Expenditures for timeshare inventory net of costs of sales(2)	33	(23)	56	NM(1)
Total capital expenditures	$442	$379	63	16.6
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $37 million and $42 million for the three months ended December 31, 2015 and 2014, respectively, and $147 million and $109 million for the years ended December 31, 2015 and 2014, respectively, and timeshare costs of sales were $24 million and $31 million for the three months ended December 31, 2015 and 2014, respectively, and $114 million and $132 million for the years ended December 31, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to Hilton stockholders, as reported	$814	$158	$1,404	$673
Diluted EPS, as reported	$0.82	$0.16	$1.42	$0.68
Special items:
Impairment loss	9	—	9	—
Share-based compensation expense(1)	—	7	66	32
Net loss (gain) on asset acquisitions and dispositions(2)	6	—	(166)	(37)
Gain on capital lease amendment(3)	—	—	(24)	—
Secondary offering expenses(4)	—	—	2	9
Loss on termination of an employee benefit plan(5)	5	—	5	—
Tax-related adjustments(6)	(640)	—	(636)	—
Total special items before tax	(620)	7	(744)	4
Income tax benefit on special items	20	—	145	7
Total special items after tax	$(600)	$7	$(599)	$11

Net income, adjusted for special items	$214	$165	$805	$684
Diluted EPS, adjusted for special items	$0.22	$0.17	$0.81	$0.69
____________

(1)
These amounts include expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amounts exclude share-based compensation expense related to awards issued under the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan.

(2)
The amounts during the year ended December 31, 2015 relate primarily to net gains on the sales of the Waldorf Astoria New York and Hilton Sydney, as well as amounts recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale. The amounts are detailed as follows:

	Three Months Ended	Year Ended
Gain on sales of the Waldorf Astoria New York and Hilton Sydney, net of transaction costs	$—	$(306)
Severance costs	6	95
Acquisition-related transaction costs	—	26
Reduction of unamortized management contract intangible asset related to properties that were managed by Hilton prior to acquisition	—	13
Reduction of remaining deferred issuance costs related to the mortgage loan secured by the Waldorf Astoria New York	—	6
	$6	$(166)

The amount during the year ended December 31, 2014 relates to the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates.

(3)	In June 2015, one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation and the recognition of a gain.

(4)	Expense was recognized in general, administrative and other expenses related to costs incurred in connection with secondary equity offerings by certain selling stockholders.

(5)	A loss was recognized during the three months ended December 31, 2015 in connection with payments made to terminate an employee benefit plan.

(6)
The amount during the three months ended December 31, 2015 relates to a $640 million deferred tax benefit resulting from transactions involving the conversion of certain U.S. subsidiaries from corporations to limited liability companies and the election to disregard certain foreign subsidiaries for U.S. Federal income tax purposes. The amount during the year ended December 31, 2015 also includes the effect of the reduction in the statutory tax rate on March 31, 2015 in a foreign jurisdiction where the Company had deferred tax assets, resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014(1)	2015	2014(1)
Net income attributable to Hilton stockholders	$814	$158	$1,404	$673
Interest expense	144	151	575	618
Income tax expense (benefit)	(475)	134	80	465
Depreciation and amortization	173	158	692	628
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	12	7	32	37
EBITDA	668	608	2,783	2,421
Net income attributable to noncontrolling interests	2	1	12	9
Gain on sales of assets, net	—	—	(306)	—
Loss (gain) on foreign currency transactions	20	15	41	(26)
FF&E replacement reserve	12	14	48	46
Share-based compensation expense	19	38	162	74
Impairment loss	9	—	9	—
Other loss (gain), net(2)	(5)	1	1	(37)
Other adjustment items(3)	20	22	129	63
Adjusted EBITDA	$745	$699	$2,879	$2,550
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
Represents gains and losses on the acquisition of a controlling financial interest in certain hotels, dispositions of property and equipment and investments in affiliates and lease restructuring transactions.

(3)
Represents adjustments for reorganization costs, severance, offering costs and other items. Includes $95 million of severance costs related to the sale of the Waldorf Astoria New York for the year ended December 31, 2015.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014(1)	2015	2014(1)
Total revenues, as reported	$2,856	$2,828	$11,272	$10,502

Less: other revenues from managed and franchised properties	(1,056)	(1,038)	(4,130)	(3,691)
Total revenues, excluding other revenues from managed and franchised properties	$1,800	$1,790	$7,142	$6,811

Adjusted EBITDA	$745	$699	$2,879	$2,550

Adjusted EBITDA margin	41.4%	39.1%	40.3%	37.4%
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	December 31,
	2015	2014
Long-term debt, including current maturities	$9,821	$10,813
Non-recourse debt, including current maturities(1)	220	248
Total long-term debt and non-recourse debt	10,041	11,061
Add: Hilton's share of unconsolidated affiliate debt	229	221
Less: cash and cash equivalents	(609)	(566)
Less: restricted cash and cash equivalents	(247)	(202)
Net debt	$9,414	$10,514

Adjusted EBITDA	$2,879	$2,550

Net debt to Adjusted EBITDA ratio	3.3	4.1
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2016
(unaudited, in millions)

	Three Months Ending March 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders	$147	$166
Interest expense	140	140
Income tax expense	98	111
Depreciation and amortization	171	171
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	7	7
EBITDA	563	595
Net income attributable to noncontrolling interests	2	2
Loss on foreign currency transactions	11	11
FF&E replacement reserve	10	10
Share-based compensation expense	22	22
Other adjustment items(1)	22	10
Adjusted EBITDA	$630	$650

	Year Ending December 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders	$920	$975
Interest expense	562	562
Income tax expense	616	652
Depreciation and amortization	689	689
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	31	31
EBITDA	2,818	2,909
Net income attributable to noncontrolling interests	14	14
Loss on foreign currency transactions	11	11
FF&E replacement reserve	50	50
Share-based compensation expense	101	101
Other adjustment items(1)	26	15
Adjusted EBITDA	$3,020	$3,100
____________

(1)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2016
(unaudited, in millions, except per share data)

	Three Months Ending March 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$147	$166
Diluted EPS, before special items	$0.15	$0.17

Net income, adjusted for special items	$147	$166
Diluted EPS, adjusted for special items	$0.15	$0.17

	Year Ending December 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$920	$975
Diluted EPS, before special items	$0.92	$0.98

Net income, adjusted for special items	$920	$975
Diluted EPS, adjusted for special items	$0.92	$0.98

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with U.S. GAAP and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,565 hotels in the Company's system as of December 31, 2015, 3,624 were classified as comparable hotels. The 941 non-comparable hotels included 137 properties, or approximately three percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.